Exhibit 16.1
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March 25, 2002



Securities and Exchange Commission
405 Fifth Street, N.W.
Washington, D.C 20549

Re: PC-EPhone, Inc.


We have read the statements included by PC-EPhone, Inc., and subsidiaries under
Item 4 a) of the Amendment No. 1 to Form 8-K/A report, dated March 25, 2002, regarding the recent change of auditors. We agree with such statements made regarding our firm.

Yours truly,

/s/ Amisano Hanson

AMISANO HANSON
Chartered Accountants

Vancouver, British Columbia